Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-33214, No. 333-47824, No. 333-136863 and No. 333-153772) on Form S-8 of Pinnacle Data Systems, Inc. of our report dated March 20, 2009 relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Pinnacle Data Systems, Inc. for the year ended December 31, 2008.

/S/    MCGLADREY & PULLEN, LLP

Columbus, Ohio

March 20, 2009